Exhibit 99.1

FOR IMMEDIATE RELEASE
November 5, 2009

Huron Consulting Group Announces Third Quarter 2009 Financial Results

•	Revenues of $172.2 million for Q3 2009 increased 2.1% from $168.7 million in Q3 2008 and grew sequentially from $165.8 million in Q2 2009.
•	The Company’s previously announced goodwill impairment analysis resulted in a $106.0 million non-cash pretax goodwill impairment charge taken in Q3 2009, which is approximately 20% of the Company’s total goodwill balance of $506.5 million as of June 30, 2009.
•	Results for Q3 2009 also included restructuring and restatement charges totaling $15.1 million.
•	GAAP loss per share including the aforementioned charges was $(3.16) in Q3 2009 compared to diluted earnings per share of $0.12 in Q3 2008.
•	Non-GAAP adjusted diluted earnings per share was $0.59 in Q3 2009 compared to $0.86 for Q3 2008(7). This change is almost entirely due to the increase in the effective tax rate.
•	Average number of full-time billable consultants(2) totaled 1,430 for Q3 2009 compared to 1,488 for Q3 2008. Average number of full-time equivalent professionals(5) totaled 861 for Q3 2009 compared to 947 in the same period last year.
•	Company provides updated full year 2009 revenue guidance of $650 million to $665 million.

CHICAGO – November 5, 2009 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the third quarter ended September 30, 2009.

“Huron’s third quarter results demonstrate the strength of our client relationships, the quality and dedication of our people, and our ability to work as a team through a challenging economic and business environment,” said James H. Roth, chief executive officer, Huron Consulting Group. “Despite some of the significant challenges following the announcement of our financial restatement, the Huron team has stayed focused on the business of serving our clients and generating new client engagements. We will remain focused on the execution of our business plan for the fourth quarter of 2009 and throughout 2010.”

In evaluating the Company’s financial performance and consistent with previous periods, the Company has adopted the use of certain non-GAAP measures for a comparison to prior periods and for guidance as described below under “Use of Non-GAAP Financial Measures.”

Third Quarter 2009 Results
Revenues of $172.2 million for the third quarter of 2009 increased 2.1% from $168.7 million for the third quarter of 2008 and grew sequentially from $165.8 million in the second quarter of 2009. The Company recorded a $106 million non-cash pretax charge for the impairment of goodwill in the third quarter of 2009, which is approximately 20% of the Company’s total goodwill balance of $506.5 million as of June 30, 2009. The impairment charge is non-cash in nature and does not affect the Company’s liquidity. Results for the third quarter 2009 also included approximately $15.1 million in restructuring and restatement related charges. GAAP net loss was $64.0 million, or a loss of $(3.16) per share, for the third quarter of 2009 compared to GAAP net income of $2.4 million, or $0.12 per diluted share, for the same period last year. Non-GAAP adjusted net income(7) was $11.9 million, or $0.59 per diluted share, for the third quarter of 2009 compared to $17.0 million, or $0.86 per diluted share, for the comparable quarter in 2008. This change is almost entirely due to an increase in the effective tax rate reflecting losses that cannot be tax benefited and an increase in the state tax liability. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (7), which excludes share-based compensation expense, non-cash compensation expense, restructuring charges, non-recurring expenses related to the restatement, goodwill impairment charge, and an other gain, was $38.1 million, or 22.1% of revenues for the third quarter, compared to $40.8 million, or 24.2% of revenues, in the comparable quarter last year.

“We are pleased with our revenues for third quarter and the contributions from all of our business units during these uncertain times,” said Roth. “The quarterly results were positively influenced by better than forecasted levels of contingent fees and continued strong demand in the Health and Education Consulting segment, reflecting our deep industry skills to assist hospitals, healthcare organizations and universities with their complex challenges.”

The average number of full-time billable consultants(2) was 1,430 in the third quarter of 2009 compared to 1,488 in the same quarter last year. Full-time billable consultant utilization rate was 69.8% during the third quarter of 2009 compared with 71.3% during the same period last year. The average number of full-time equivalent professionals(5) totaled 861 in the third quarter of 2009 compared to 947 for the comparable period in 2008. Average billing rate per hour for full-time billable consultants was $284 for the third quarter of 2009 compared to $250 for the third quarter of 2008.

Year-to-Date Results
Revenues of $501.1 million for the first nine months of 2009 increased 11.0% from $451.5 million for the same period last year. The GAAP net loss, which includes restructuring, restatement and goodwill impairment charges as discussed above, was $47.3 million, or a loss of $(2.36) per share, for the first nine months of 2009 compared to GAAP net income of $6.6 million, or $0.35 per diluted share, for the same period last year. Non-GAAP adjusted net income(7) was $45.6 million, or $2.22 per diluted share, for the first nine months of 2009 compared to $49.1 million, or $2.62 per diluted share, for the comparable period in 2008. Adjusted EBITDA(7), which excludes share-based compensation expense, non-cash compensation expense, restructuring charges, non-recurring expenses related to the restatement, goodwill impairment charge, and an other gain, rose 4.5% to $110.5 million, or 22.0% of revenues, compared to $105.8 million, or 23.4% of revenues, in the comparable period last year.

The average number of full-time billable consultants(2) increased 14.1% to 1,493 in the first nine months of 2009 compared to 1,308 in the same period last year. The average number of full-time equivalent professionals(5) decreased slightly to 811 in the first nine months of 2009 compared to 851 for the comparable period in 2008. Full-time billable consultant utilization rate was 69.7% during the first nine months of 2009 compared with 67.9% during the same period last year. Average billing rate per hour for full-time billable consultants was $269 for the first nine months of 2009 compared to $265 for the same period last year.

Operating Segments
Huron’s results reflect a broad portfolio of service offerings that help clients address complex business challenges. The Company’s operating segments are as follows:

•	Health and Education Consulting – Representing 57% of Huron’s total third quarter 2009 revenues, this segment was positively influenced by better than forecasted levels of contingent fees and continues to show solid growth as it assists healthcare organizations and universities respond to increased funding constraints and regulatory challenges. Huron’s services help the institutions it serves improve their financial and operational performance.

•	Legal Consulting – Representing 17% of Huron’s total third quarter 2009 revenues, this segment continues to see steady demand for document review and discovery services, and mixed demand for other consulting services. This segment continues to assist Fortune 500 general counsels manage spiraling costs in what are challenging times for the legal industry.

•	Accounting & Financial Consulting – Representing 16% of Huron’s total third quarter 2009 revenues, this event-driven segment continues to operate in a sluggish market and performed consistent with the slower litigation and regulatory environment. However, despite the sluggish environment, this segment delivered sequential quarterly growth for the first time in eight quarters. This segment continues to pursue opportunities in the financial services industry, provide advisory services to government entities, and implement International Financial Reporting Standards (IFRS) at large U.S.-based multinationals.

•	Corporate Consulting – Representing 10% of Huron’s total third quarter 2009 revenues, this segment is benefiting from solid demand for its Restructuring and Turnaround business while services being delivered in its Strategy, Utilities and Japan markets experienced soft demand.

Segment financial results are included in the attached schedules and discussed in greater detail in Huron’s Form 10-Q for the quarter ended September 30, 2009.

Financial Restatement
The Company announced on July 31, 2009 that it would restate its financial statements for the fiscal years 2006, 2007 and 2008 and the first quarter of 2009. On August 17, 2009, Huron completed the restatement. The restatement pertained to the accounting for certain acquisition-related payments received by selling shareholders of four acquired businesses that were subsequently redistributed by such selling shareholders among themselves and to other select client-serving and administrative Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures.

The selling shareholders were not prohibited from redistributing such acquisition-related payments under the terms of the purchase agreements with the Company for the acquisitions of the acquired businesses. However, under GAAP, such payments were imputed to the Company, and the portion of such payments redistributed based on performance or employment was required to be reflected as non-cash compensation expense of the Company, even though the amounts received by the selling shareholders did not differ significantly from the amounts they would have received if such portion had been distributed solely in accordance with their ownership interests. The restatement was necessary because the Company did not record such portions of the acquisition-related payments as a separate non-cash compensation expense with a corresponding increase in paid-in capital.

Based on the results of the Company’s inquiry into the acquisition-related payments to date and the previously disclosed agreement amendments with the selling shareholders, earn-out payments for periods after August 1, 2009 are accounted for as additional purchase consideration and not also as non-cash compensation expense. The Company recognized $1.2 million of additional non-cash compensation expense during the third quarter of 2009 related to the redistributed acquisition-related payments for the period from July 1 to July 31, 2009.

The restatement resulted in a reduction of approximately $56 million in net income and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for all restated periods. However, the restatement had no effect on Huron’s total assets, total liabilities or total stockholders’ equity on an annual basis. Further, the Company did not expend additional cash with respect to the compensation charge, and the restatement had no effect on Huron’s cash or net cash flows from operations.

See the Company’s Form 10-Q for the quarter ended June 30, 2009, Form 10K/A filed on August 17, 2009, and Form 10Q/A filed on August 17, 2009 for additional information related to the financial restatement.

Goodwill Impairment
As a result of the significant decline in the price of the Company’s common stock following the Company’s July 31, 2009 announcement of its intention to restate its financial statements, the Company engaged in the previously announced impairment analysis with respect to the carrying value of its goodwill in connection with the preparation of the financial statements for the quarter ended September 30, 2009, and recorded a $106.0 million non-cash pretax charge for the impairment of goodwill, which was approximately 20% of the Company’s total goodwill balance of $506.5 million as of June 30, 2009. The impairment charge was recognized to reduce the carrying value of goodwill associated with the Company’s Accounting & Financial Consulting and Corporate Consulting segments. The impairment charge is non-cash in nature and does not affect the Company’s liquidity.

New Management Roles
On November 3, 2009, James H. Roth, chief executive officer, was appointed to the Company’s Board of Directors and James K. Rojas, chief financial officer, assumed the additional role of treasurer, succeeding Gary L. Burge who resigned from the position on that date.

Outlook for 2009
The Company provided guidance for full year 2009 revenues before reimbursable expenses in an updated range of $650 million to $665 million. The Company also anticipates GAAP loss per share in a range of $(2.01) to $(1.80), non-GAAP adjusted diluted earnings per share(9,11) in a range of $2.85 to $3.05, loss before interest, taxes, depreciation and amortization(9,11) in a range of $(13) million to $(8) million, and Adjusted EBITDA(9,11) in a range of $139 million to $144 million. Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2009 Webcast
The Company will host a webcast to discuss its financial results today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(7,11)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, loss before interest, taxes, depreciation and amortization, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income (loss), net income (loss) and diluted earnings (loss) per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the SEC investigation and related Company inquiries with respect to the circumstances that led to the restatement and the related private shareholder class action lawsuits and derivative lawsuits, (iii) the SEC investigation and related Company inquiries into the allocation of time in certain practice groups, (iv) requests by the United States Attorney’s Office for the Northern District of Illinois for certain documents, (v) the Company’s projected accounting treatment for acquisition-related payments after August 1, 2009, (vi) the cost reduction program implemented in the third quarter of 2009, and (vii) management’s assessment of the Company’s internal control over financial reporting and any required remediation. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10K/A and in our Quarterly Report on Form 10-Q for the period ended September 30, 2009 for a description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
James K. Rojas, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenues and reimbursable expenses:
Revenues	$172,228	$168,659	$501,084	$451,461
Reimbursable expenses	14,652	16,696	42,038	40,874

Total revenues and reimbursable expenses	186,880	185,355	543,122	492,335
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	108,813	106,310	317,117	293,650
Intangible assets amortization	961	3,036	3,734	3,084
Reimbursable expenses	14,630	16,734	42,035	40,922

Total direct costs and reimbursable expenses	124,404	126,080	362,886	337,656

Operating expenses:
Selling, general and administrative	29,737	34,435	98,389	96,377
Restructuring charges	2,090	2,343	2,090	2,343
Restatement related expenses	13,042	—	13,427	—
Depreciation and amortization	5,697	6,260	17,304	16,768
Impairment charge on goodwill	106,000	—	106,000	—

Total operating expenses	156,566	43,038	237,210	115,488
Other gain	—	—	2,687	—

Operating income (loss)	(94,090)	16,237	(54,287)	39,191
Other income (expense):
Interest expense, net of interest income	(3,256)	(4,938)	(9,009)	(9,065)
Other income (expense)	1,025	(518)	1,196	(847)

Total other expense	(2,231)	(5,456)	(7,813)	(9,912)

Income (loss) before income tax expense (benefit)	(96,321)	10,781	(62,100)	29,279
Income tax expense (benefit)	(32,327)	8,343	(14,828)	22,657

Net income (loss)	$(63,994)	$2,438	$(47,272)	$6,622

Earnings (loss) per share:
Basic	$(3.16)	$0.13	$(2.36)	$0.37
Diluted	$(3.16)	$0.12	$(2.36)	$0.35

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,239	18,901	20,061	17,947
Diluted	20,239	19,845	20,061	18,750

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008
		(Restated)
Assets
Current assets:
Cash and cash equivalents	$26,731	$14,106
Receivables from clients, net	109,129	88,071
Unbilled services, net	63,743	43,111
Income tax receivable	358	3,496
Deferred income taxes	18,636	15,708
Prepaid expenses and other current assets	16,037	14,563

Total current assets	234,634	179,055
Property and equipment, net	42,407	44,708
Deferred income taxes	40,527	2,064
Other non-current assets	17,461	15,722
Intangible assets, net	24,553	32,372
Goodwill	401,706	505,676

Total assets	$761,288	$779,597

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,592	$6,505
Accrued expenses	31,037	27,361
Accrued payroll and related benefits	63,632	48,374
Accrued consideration for business acquisitions	211	60,099
Income tax payable	4,326	2,086
Deferred revenues	18,499	21,208
Current portion of capital lease obligations	320	518

Total current liabilities	131,617	166,151
Non-current liabilities:
Deferred compensation and other liabilities	8,562	5,511
Capital lease obligations, net of current portion	50	204
Bank borrowings	301,500	280,000
Deferred lease incentives	8,547	8,705

Total non-current liabilities	318,659	294,420
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,195,397 and 21,387,679 shares issued at September 30, 2009 and December 31, 2008, respectively	212	202
Treasury stock, at cost, 813,643 and 404,357 shares at September 30, 2009 and December 31, 2008, respectively	(42,957)	(21,443)
Additional paid-in capital	325,266	263,485
Retained earnings	29,459	76,731
Accumulated other comprehensive income (loss)	(968)	51

Total stockholders’ equity	311,012	319,026

Total liabilities and stockholders’ equity	$761,288	$779,597

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended
	September 30,
	2009	2008
		(Restated)
Cash flows from operating activities:
Net income (loss)	$(47,272)	$6,622
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,038	19,852
Share-based compensation	16,574	20,421
Non-cash compensation	8,333	23,952
Allowances for doubtful accounts and unbilled services	3,527	3,859
Deferred income taxes	(40,681)	375
Impairment charge on goodwill	106,000	—
Non-cash gain and other	(2,686)	—
Changes in operating assets and liabilities, net of businesses acquired:
Increase in receivables from clients	(21,620)	(6,354)
Increase in unbilled services	(24,167)	(29,867)
Decrease in current income tax receivable / payable, net	5,306	7,459
Decrease (increase) in other assets	308	(7,494)
Increase in accounts payable and accrued liabilities	16,246	8,805
Increase (decrease) in accrued payroll and related benefits	14,943	(11,874)
(Decrease) increase in deferred revenues	(3,879)	8,653

Net cash provided by operating activities	51,970	44,409

Cash flows from investing activities:
Purchases of property and equipment, net	(10,971)	(17,478)
Net investment in life insurance policies	(1,424)	(1,326)
Purchases of businesses, net of cash acquired	(48,370)	(227,537)

Net cash used in investing activities	(60,765)	(246,341)

Cash flows from financing activities:
Proceeds from exercise of stock options	160	231
Shares redeemed for employee tax withholdings	(3,163)	(5,773)
Tax benefit from share-based compensation	3,611	9,337
Proceeds from borrowings under credit facility	202,000	575,500
Repayments on credit facility	(180,500)	(364,000)
Payments of capital lease obligations	(283)	(1,321)

Net cash provided by financing activities	21,825	213,974

Effect of exchange rate changes on cash	(405)	(490)

Net increase in cash and cash equivalents	12,625	11,552
Cash and cash equivalents at beginning of the period	14,106	2,993

Cash and cash equivalents at end of the period	$26,731	$14,545

Supplemental disclosure of cash flow information:
Non-cash investing activity:
Issuance of common stock in connection with business combinations	$—	$55,000
Issuance of common stock in connection with business combination classified as a liability	$—	$15,000

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended		Percent
	September 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2009	2008	(Decrease)
		(Restated)
Health and Education Consulting:
Revenues(6)	$99,714	$76,511	30.3%
Operating income (1), (6)	$38,676	$17,722	118.2%
Segment operating income as a percent of segment revenues	38.8%	23.2%
Accounting and Financial Consulting:
Revenues(6)	$26,809	$35,071	(23.6%)
Operating income (loss) (1),(6)	$2,904	$9,610	(69.8%)
Segment operating income as a percent of segment revenues	10.8%	27.4%
Legal Consulting:
Revenues	$29,314	$38,137	(23.1%)
Operating income	$5,360	$15,724	(65.9%)
Segment operating income as a percent of segment revenues	18.3%	41.2%
Corporate Consulting:
Revenues	$16,391	$18,940	(13.5%)
Operating income (1)	$5,044	$2,313	118.1%
Segment operating income as a percent of segment revenues	30.8%	12.2%
Total Company:
Revenues	$172,228	$168,659	2.1%
Reimbursable expenses	14,652	16,696	(12.2%)

Total revenues and reimbursable expenses	$186,880	$185,355	0.8%

Statement of operations reconciliation:
Segment operating income	$51,984	$45,369	14.6%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	34,377	22,872	50.3%
Depreciation and amortization expense	5,697	6,260	(9.0%)
Impairment charge on goodwill	106,000	—	N/M

Total operating income (loss)	(94,090)	16,237	N/M
Other expense, net	(2,231)	(5,456)	(59.1%)

Income (loss) before income tax expense (benefit)	$(96,321)	$10,781	N/M

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting(6)	844	817
Accounting and Financial Consulting(6)	260	329
Legal Consulting	134	149
Corporate Consulting	162	185

Total	1,400	1,480
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting(6)	858	788
Accounting and Financial Consulting(6)	269	334
Legal Consulting	140	155
Corporate Consulting	163	211

Total	1,430	1,488
Full-time billable consultant utilization rate (3):
Health and Education Consulting(6)	75.1%	81.4%
Accounting and Financial Consulting(6)	63.1%	57.5%
Legal Consulting	58.0%	66.3%
Corporate Consulting	63.1%	59.8%
Total	69.8%	71.3%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting(6)	$299	$231
Accounting and Financial Consulting(6)	$246	$281
Legal Consulting	$188	$243
Corporate Consulting	$331	$309
Total	$284	$250
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting(6)	$106	$86
Accounting and Financial Consulting(6)	$72	$74
Legal Consulting	$51	$73
Corporate Consulting	$99	$86
Total	$93	$82
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting(6)	107	103
Accounting and Financial Consulting(6)	107	160
Legal Consulting	645	676
Corporate Consulting	2	8

Total	861	947
Revenue per full-time equivalents (in thousands):
Health and Education Consulting(6)	$85	$81
Accounting and Financial Consulting(6)	$69	$64
Legal Consulting	$34	$40
Corporate Consulting	$166	$103
Total	$45	$49

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Nine Months Ended		Percent
	September 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2009	2008	(Decrease)
		(Restated)
Health and Education Consulting(6):
Revenues	$283,205	$181,001	56.5%
Operating income (1)	$106,746	$54,894	94.5%
Segment operating income as a percent of segment revenues	37.7%	30.3%
Accounting and Financial Consulting(6):
Revenues	$77,035	$111,965	(31.2%)
Operating income (1)	$7,910	$18,925	(58.2%)
Segment operating income as a percent of segment revenues	10.3%	16.9%
Legal Consulting:
Revenues	$83,423	$93,858	(11.1%)
Operating income	$16,316	$32,387	(49.6%)
Segment operating income as a percent of segment revenues	19.6%	34.5%
Corporate Consulting:
Revenues	$57,421	$64,637	(11.2%)
Operating income (1)	$19,149	$16,295	17.5%
Segment operating income as a percent of segment revenues	33.3%	25.2%
Total Company:
Revenues	$501,084	$451,461	11.0%
Reimbursable expenses	42,038	40,874	2.8%

Total revenues and reimbursable expenses	$543,122	$492,335	10.3%

Statement of operations reconciliation:
Segment operating income	$150,121	$122,501	22.5%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	81,104	66,542	21.9%
Depreciation and amortization expense	17,304	16,768	3.2%
Impairment charge on goodwill	106,000	—	N/M

Total operating income (loss)	(54,287)	39,191	(238.5%)
Other expense, net	(7,813)	(9,912)	(21.2%)

Income (loss) before income tax expense (benefit)	$(62,100)	$29,279	(312.1%)

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting(6)	844	817
Accounting and Financial Consulting(6)	260	329
Legal Consulting	134	149
Corporate Consulting	162	185

Total	1,400	1,480
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting(6)	881	564
Accounting and Financial Consulting(6)	296	358
Legal Consulting	151	166
Corporate Consulting	165	220

Total	1,493	1,308
Full-time billable consultant utilization rate (3):
Health and Education Consulting(6)	76.1%	80.2%
Accounting and Financial Consulting(6)	57.0%	54.6%
Legal Consulting	57.8%	62.0%
Corporate Consulting	69.3%	62.5%
Total	69.7%	67.9%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended
	September 30,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting(6)	$268	$251
Accounting and Financial Consulting(6)	$249	$277
Legal Consulting	$211	$238
Corporate Consulting	$343	$314
Total	$269	$265
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting(6)	$291	$289
Accounting and Financial Consulting(6)	$202	$211
Legal Consulting	$170	$204
Corporate Consulting	$336	$283
Total	$266	$256
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting(6)	105	63
Accounting and Financial Consulting(6)	91	194
Legal Consulting	609	587
Corporate Consulting	6	7

Total	811	851
Revenue per full-time equivalents (in thousands):
Health and Education Consulting(6)	$258	$285
Accounting and Financial Consulting(6)	$191	$188
Legal Consulting	$95	$102
Corporate Consulting	$343	$324
Total	$129	$137

(1)	Includes non-cash compensation expense as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Health and Education Consulting	$733	$4,229	$5,606	$10,192
Accounting and Financial Consulting	271	812	1,895	10,742
Corporate Consulting	222	1,006	832	3,018

Total	$1,226	$6,047	$8,333	$23,952

(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

(6)	Reflects the restatement of our government contract consulting practice from our Health and Education Consulting segment to our Accounting and Financial Consulting segment in conjunction with an internal reorganization.

N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(in thousands and unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Revenues	$172,228	$168,659	$501,084	$451,461

Net income (loss)	$(63,994)	$2,438	$(47,272)	$6,622
Add back:
Income tax expense (benefit)	(32,327)	8,343	(14,828)	22,657
Interest and other expenses	2,231	5,456	7,813	9,912

Operating income (loss)	$(94,090)	$16,237	$(54,287)	$39,191
Add back:
Depreciation and amortization	6,658	9,296	21,038	19,852

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	(87,432)	25,533	(33,249)	59,043
Add back:
Share-based compensation	3,136	6,851	16,574	20,421
Non-cash compensation	1,226	6,047	8,333	23,952
Restructuring charges	2,090	2,343	2,090	2,343
Restatement related expenses	13,042	—	13,427	—
Impairment charge on goodwill	106,000	—	106,000	—
Other gain	—	—	(2,687)	—

Adjusted EBITDA (7)	$38,062	$40,774	$110,488	$105,759

Adjusted EBITDA as a percentage of revenues	22.1%	24.2%	22.0%	23.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (7)
(in thousands and unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Net income (loss)	$(63,994)	$2,438	$(47,272)	$6,622

Weighted average shares(8)	20,239	19,845	20,061	18,750
Diluted earnings (loss) per share	$(3.16)	$0.12	$(2.36)	$0.35

Add back:
Amortization of intangible assets	2,327	5,224	7,839	8,641
Share-based compensation	3,136	6,851	16,574	20,421
Non-cash compensation	1,226	6,047	8,333	23,952
Restructuring charges	2,090	2,343	2,090	2,343
Restatement related expenses	13,042	—	13,427	—
Impairment charge on goodwill	106,000	—	106,000	—
Other gain	—	—	(2,687)	—
Tax effect	(51,904)	(5,928)	(58,730)	(12,876)

Total adjustments, net of tax	75,917	14,537	92,846	42,481

Adjusted net income (7)	$11,923	$16,975	$45,574	$49,103

Weighted average shares — diluted	20,359	19,845	20,561	18,750
Adjusted diluted earnings per share (7)	$0.59	$0.86	$2.22	$2.62

(7)	In evaluating the Company’s financial performance, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and diluted earnings per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(8)	In the three and nine month periods ending September 30, 2009, the Company’s earnings resulted in a net loss, therefore, basic weighted average common shares outstanding is used in computing diluted loss per share. For the three and nine month periods ending September 30, 2008, diluted weighted average common shares outstanding is used in computing diluted earnings per share.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2009 OUTLOOK
RECONCILIATION OF PROJECTED NET LOSS (9) TO
PROJECTED ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (9, 11)
(in millions and unaudited)

	Year Ending
	December 31, 2009
	Guidance Range
	Low	High
Projected revenues — GAAP	$650	$665

Projected net loss — GAAP (9)	$(40)	$(36)
Add back:
Income tax benefit	(12)	(11)
Interest and other expenses	11	11

Projected operating loss	(41)	(36)
Add back:
Depreciation and amortization	28	28

Projected loss before interest, taxes, depreciation and amortization (EBITDA) (9, 11)	(13)	(8)
Add back:
Share-based compensation	22	22
Non-cash compensation	8	8
Restructuring charges	3	3
Restatement related expenses (10)	17	17
Impairment charge on goodwill	106	106
Other gains	(4)	(4)

Projected adjusted EBITDA (9, 11)	$139	$144

Projected adjusted EBITDA as a percentage of projected revenues	21.4%	21.7%

RECONCILIATION OF PROJECTED NET LOSS (9) TO PROJECTED ADJUSTED NET INCOME (10, 11)
(in millions and unaudited)

	Year Ending
	December 31, 2009
	Guidance Range
	Low	High
Projected net loss — GAAP (9)	$(40)	$(36)

Projected loss per share — GAAP (9)	$(2.01)	$(1.80)

Add back:
Amortization of intangible assets	10	10
Share-based compensation	22	22
Non-cash compensation	8	8
Restructuring charges	3	3
Restatement related expenses (10)	17	17
Impairment charge on goodwill	106	106
Other gains	(4)	(4)
Tax effect	(63)	(63)

Total adjustments, net of tax	99	99
Projected adjusted net income (9, 11)	$59	$63

Projected adjusted diluted earnings per share (9, 11).	$2.85	$3.05

(9)
Projected net loss — GAAP, projected loss before interest, taxes, depreciation and amortization, projected adjusted EBITDA, projected loss per share — GAAP, projected adjusted net income and projected adjusted diluted earnings per share (i) exclude potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts that may be incurred in connection with the SEC investigations into the restatement and the allocation of time in certain practice groups or the private shareholder class action lawsuits and the derivative lawsuits in respect of the restatement, which costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts cannot be estimated and could be material and (ii) exclude other unanticipated costs and expenses in connection with the SEC investigations, the private shareholder class action lawsuits and the derivative lawsuits, or the requests by the United States Attorney’s Office (“USAO”) for the Northern District of Illinois for certain documents, which costs and expenses could be material. See the Company’s Form 10-K/A for the year ended December 31, 2008, Form 10-Q/A for the quarter ended March 31, 2009, Form 10-Q for the quarter ended June 30, 2009, all filed on August 17, 2009, and Form 10-Q for the quarter ended September 30, 2009, which the Company intends to file on November 5, 2009, for additional information about the SEC investigations, private shareholder class action lawsuits and derivative lawsuits, and the USAO’s request for certain documents.

(10)
Reflects (i) anticipated costs and expenses incurred and expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time in certain practice groups, the SEC investigations, the shareholder class action lawsuits and the derivative lawsuits, and the USAO’s request for certain documents and (ii) the settlement costs of an indemnification claim arising in connection with a representation and warranty in a purchase agreement for a previous acquisition.

(11)
In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected operating loss, projected net loss and projected loss per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.